                                  SCHEDULE 14A

                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material under Rule 14a-12

                              THOR INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No Fee Required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

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      2)  Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

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      5)  Total fee paid:

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      [ ] Fee paid previously with written preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

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      2)  Form, Schedule or Registration Statement No.:

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      3)  Filing Party:

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      4)  Date Filed

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
                                                                PRELIMINARY COPY

                              THOR INDUSTRIES, INC.
             419 West Pike Street - Jackson Center, Ohio 45334-0629

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 9, 2003

The 2003 Annual Meeting of Stockholders of Thor Industries, Inc. (the "Company") will be held at 230 Park Avenue, Suite 618, New York, N.Y., on December 9, 2003, at 1:00 p.m., local time, for the purpose of considering and voting upon the following:

         (1)      the election of three directors;

         (2) an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 shares to 250,000,000 shares;

         (3)      the Thor Industries, Inc. Annual Incentive Plan; and

         (4) such other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record at the close of business on October 21, 2003 will be entitled to notice and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the office of the Company for a period of ten days prior to the meeting.

             WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
           COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD AS SOON AS
                                    POSSIBLE.

                                             By Order of the Board of Directors,

                                             Walter L. Bennett

                                             Secretary

October 31, 2003

                                                                PRELIMINARY COPY

                              THOR INDUSTRIES, INC.

             419 West Pike Street - Jackson Center, Ohio 45334-0629

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thor Industries, Inc. (the "Company") for use at the 2003 Annual Meeting of Stockholders to be held at 230 Park Avenue, Suite 618, New York City, on December 9, 2003, at 1:00 p.m., local time (the "Meeting"), and any adjournment thereof. The cost of such solicitation is being borne by the Company. This proxy statement and the accompanying form of proxy are being sent to stockholders on October 31, 2003.

The Company does not expect that representatives of Deloitte & Touche LLP, its principal independent accountants, will be present at the Meeting. However, such representatives will be available during the Meeting by telephone to respond to any stockholder questions that may be asked.

VOTING BY STOCKHOLDERS

A proxy in the form accompanying this proxy statement that is properly executed, duly returned to the Company and not revoked prior to the Meeting will be voted in accordance with the instructions contained therein. If no instructions are given with respect to the proposals to be voted upon, proxies will be voted in favor of such proposals. Each proxy may be revoked by a stockholder at any time until exercised by giving written notice to the Secretary of the Company, by voting in person at the Meeting, or by submitting a later-dated proxy.

The Common Stock of the Company constitutes its only outstanding security entitled to vote on the matters to be voted upon at this meeting. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on October 21, 2003 are entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, [___________] shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of a majority of all the issued and outstanding Common Stock is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

In accordance with the By-laws of the Company and the Delaware General Corporation Law, a plurality of the votes duly cast is required for the election of directors. The approval of the amendment to the Company's Certificate of Incorporation and the approval of the Thor Industries, Inc. Annual Incentive Plan will require the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon. Under the Delaware General Corporation Law, although abstentions and broker non-votes are deemed to be present for the purpose of determining whether a quorum is present at a meeting, abstentions and broker non-votes are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of voting results with respect to Proposal #1, and therefore will have no impact on the voting on such proposal. With respect to Proposals #2 and #3, however, abstentions and broker non-votes have the effect of votes in opposition.

A copy of the Company's Annual Report for the fiscal year ended July 31, 2003 ("fiscal 2003") is being sent to each stockholder of record herewith. The Annual Report is not to be considered a part of this proxy soliciting material.

PROPOSAL #1

ELECTION OF DIRECTORS

The Company's By-laws provide that the Board of Directors may set the number of directors at no less than one (1) and no more than fifteen (15). The Board of Directors of the Company currently consists of seven directors who are divided into three classes. Peter B. Orthwein and William C. Tomson currently serve as Class B directors; their terms expire in 2004. Wade F. B. Thompson and Jan H. Suwinski currently serve as Class A Directors; their terms expire in 2005. Neil
D. Chrisman, Alan Siegel and Geoffrey A. Thompson currently serve as Class C directors; their terms expire on the date of this year's annual meeting.

In accordance with the Certificate of Incorporation of the Company, as amended, Neil D. Chrisman and Alan Siegel have been nominated to stand for election as Class C directors. Geoffrey A. Thompson was appointed as a director in September 2003 and has also been nominated to stand for election as a Class C director. The Company's Nominating and Corporate Governance Committee, which was formed in September 2003, has proposed these nominations. If elected, Messrs. Chrisman, Siegel and Thompson will serve on the board until the annual meeting in 2006 and until their successors are duly elected and qualified.

The persons named in the enclosed proxy intend to vote FOR the election of the nominees listed below. In the event that a nominee becomes unavailable for election (a situation the Company's management does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other persons as may be designated by management.

The nominees, as set forth below, are now directors of the Company and have continuously served since their first election or appointment to the Board.

                                                                                                           FIRST YEAR
      NOMINEE                  AGE                PRINCIPAL OCCUPATION                                     AS DIRECTOR
----------------------------------------------------------------------------------------------------------------------
Neil D. Chrisman               66      Retired Managing Director of J. P. Morgan & Co.                         1999
-------------------------------------------------------------------------------------------------------------------
Alan Siegel                    68      Partner in the law firm of Akin Gump Strauss                            1983
                                       Hauer & Feld LLP
-------------------------------------------------------------------------------------------------------------------
Geoffrey A. Thompson           63      Private investor                                                       2003
-------------------------------------------------------------------------------------------------------------------

THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL #1.

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

Wade F. B. Thompson, age 63, has been the President and Chief Executive Officer and a Director of the Company since its founding in 1980. He currently serves as Chairman, President, Chief Executive Officer and Director of the Company. Mr. Thompson is not related to Geoffrey A. Thompson.

Peter B. Orthwein, age 58, has served as Treasurer and a Director of the Company since its founding in 1980. He currently serves as Vice Chairman, Treasurer and Director of the Company.

Walter L. Bennett, age 57, has been with the Company and its predecessor since July 1977. He became Vice President, Finance, of Airstream, Inc., in September 1980; Vice President, Finance, of the Company in September 1983; Chief Administrative Officer/Secretary of the Company in November 1985; Senior Vice President of the Company in February, 1989; and Chief Financial Officer of the Company in March 1999.

Ted J. Bartus, age 36, has been employed with the Company since May 1999 and was appointed as Vice President, Purchasing, of the Company in August 2003. From May 1999 to July 2003, Mr. Bartus served as purchasing director of the Company and, from April 1998 to April 1999, he was employed as a purchasing agent for Valeo, a tier 1 supplier to the automotive industry.

Neil D. Chrisman, age 66, who was appointed as a Director in July 1999, is a retired Managing Director of J. P. Morgan & Co. Mr. Chrisman retired from J. P. Morgan in 1993.

Alan Siegel, age 68, who became a Director in September 1983, has been a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP since August 1995. Mr. Siegel is also a Director of The Wet Seal, Inc. and Ermenegildo Zegna Corporation.

Jan H. Suwinski, age 62, who was appointed as a Director in July 1999, has been a Professor of Business Operations at the Samuel Curtis Johnson Graduate School of Management, Cornell University since 1997. From 1990 to 1996, Mr. Suwinski was Executive Vice President, Opto Electronics Group at Corning, Incorporated and Chairman of Siecor, a Siemens/Corning joint venture. Mr. Suwinski is a Director of Tellabs, Inc. and Ohio Casualty Group.

Geoffrey A. Thompson, age 63, who was appointed as a Director in September 2003, is currently a partner at Palisades Advisors, LLC, a private equity firm. From 1995 to 1998, he served as a principal at Kohlberg & Company. He retired as Chief Executive Officer of Marine Midland Banks, Inc. in 1992. Mr. Thompson is not related to Wade F. B. Thompson.

William C. Tomson, age 67, who became a Director in June 1988, is the Vice Chairman of Board Member, Inc. Mr. Tomson has been with the firm for the past ten years. Board Member, Inc. publishes Bank Director and Corporate Board Member magazines.

PROPOSAL #2

INCREASE OF AUTHORIZED SHARES

The Company's Certificate of Incorporation, as currently in effect, authorizes the Company to issue up to 40,000,000 shares of Common Stock having a par value of $0.10 per share. On September 26, 2003, the Board of Directors authorized an amendment to the Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of Common Stock to 250,000,000 shares. The text of the proposed amendment is attached as Appendix A to this proxy statement.

As of October 1, 2003, there were 28,615,648 shares of Common Stock issued and outstanding. In addition, as of October 1, 2003, (i) a total of 1,000,000 shares of Common Stock were reserved for issuance pursuant to the Thor Industries, Inc. 1999 Stock Option Plan, of which grants to acquire 475,332 shares were previously issued as of that date, and (ii) a total of 300,000 shares of Common Stock were reserved for issuance pursuant to the Thor Industries, Inc. Restricted Stock Plan, of which 96,375 shares of restricted stock were issued as of that date. As a result of the foregoing, as of October 1, 2003, the Company has authority to issue up to only 10,344,705 shares of Common Stock without first seeking stockholder approval.

The principal purpose of the proposed amendment to the Company's Certificate of Incorporation is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, to establish a strategic relationship with a corporate partner through the exchange of securities or for issuance under the Company's stock incentive plans. The Board of Directors believes that approval of the proposed amendment to increase the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue these types of opportunities without added delay and expense. If the proposed amendment is adopted, 210,000,000 additional shares of Common Stock will be available for issuance by the Board of Directors without any further stockholder approval, although certain issuances of shares may require stockholder approval in accordance with the requirements of the New York Stock Exchange or Delaware law. The Company has no present plans or proposals to issue the additional authorized shares.

The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock could also be used by the Board of Directors to discourage, delay or make more difficult a change in control of the Company. For example, these shares could be privately placed with purchasers who might align themselves with the Board in opposing a hostile takeover bid. The issuance of additional shares might serve to dilute the stock ownership of a person seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions of the Company's Certificate of Incorporation authorizing the Board of Directors to issue up to 1,000,000 shares of preferred stock with terms, provisions and rights fixed by the Board. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 250,000,000 SHARES.

PROPOSAL #3

THOR INDUSTRIES, INC. ANNUAL INCENTIVE PLAN

The Board of Directors has approved and recommends that stockholders approve the adoption of the Thor Industries, Inc. Annual Incentive Plan (the "Annual Incentive Plan") which is intended to comply with Section 162(m) of the Internal Revenue Code. The Annual Incentive Plan, if approved by stockholders, will provide an incentive to executive officers of the Company and its subsidiaries, and such other key employees of the Company and its subsidiaries, selected by the Committee ("Eligible Executives") to contribute to the growth, profitability and increased shareholder value of the Company. Awards will be paid based on the satisfaction of performance objectives as described below.

The Board of Directors approved the Annual Incentive Plan on October 2, 2003. The Annual Incentive Plan permits the Committee (defined below) to grant performance awards based upon pre-established performance goals to Eligible Executives, whether or not such executives, at the time of grant, are subject to the limit on deductible compensation under Section 162(m) of the Internal Revenue Code.

In order to qualify for deductibility under Section 162(m) of the Internal Revenue Code, the Annual Incentive Plan, including the performance goals set forth in the Annual Incentive Plan for determining performance awards ("Performance Awards"), must be approved by the stockholders. If the Annual Incentive Plan is not approved by the Company's stockholders, no Performance Awards granted under the Annual Incentive Plan will be paid whether or not the Performance Awards would otherwise be earned.

Stockholder approval of the Annual Incentive Plan is recommended by the Board of Directors in order to continue to provide an incentive to Eligible Executives to contribute to the growth, profitability and increased stockholder value of the Company, to retain such executives, and to endeavor to maintain the tax-deductible status of such incentive payments to the Company's Chief Executive Officer and the four most highly paid executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the fiscal year and who are named in the Company's proxy statement for the fiscal year in which such amounts are claimed as a deduction by the Company. A copy of the Annual Incentive Plan is attached to this Proxy Statement as Appendix B. The description of the plan that follows is qualified in its entirety by reference to the plan as attached.

The Annual Incentive Plan will be administered by a committee which will be comprised of at least two members of the Board of Directors who qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code (the "Committee"), which is currently the Compensation Committee. The Committee will select plan participants from among the Eligible Executives of the Company. The number of participants in the Annual Incentive Plan is not determinable from year to year. Under the Annual Incentive Plan, the Committee shall make all determinations under the Annual Incentive Plan and may establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Annual Incentive Plan. The Committee also shall make such determinations and interpretations and take such steps in connection with the Annual Incentive Plan or the awards granted thereunder as it deems necessary or advisable. All actions by the Committee under the Annual Incentive Plan shall be final and binding on all persons.

Under the Annual Incentive Plan, the Committee has the authority to grant Performance Awards which represent the conditional right of a participant to receive a cash award following a Performance Period (as defined below) based upon performance in respect of one of more of the Performance Goals (as defined below) set by the Committee during a Performance Period. For purposes of the Annual Incentive Plan, a Performance Period shall mean the fiscal year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a participant's entitlement to receive payment of a Performance Award. The Annual Incentive Plan contemplates that the following Performance Goals may be selected by the Committee and shall mean or may be expressed in terms of any of the following business criteria: revenue, earnings before taxes, funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, cash and/or cash equivalents available for operations, net earnings, earnings per share, return on equity, return on assets, return on invested capital, share price performance, improvements in the Company's attainment of expense levels, implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, or progress relating to research and development. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine.

The Annual Incentive Plan contemplates that the Committee will establish performance objectives ("Performance Objectives") for each Performance Award, consisting of one or more business criteria permitted as Performance Goals under the Annual Incentive Plan, one or more levels of performance with respect to each such criteria and the amount or amounts payable to the participant or other rights to which the participant will be entitled upon achievement of such levels of performance.

The Performance Objective applicable to a Performance Period must be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period, but no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the date prior to the date on which twenty-five percent of the Performance Period has elapsed, as required by Section 162(m) of the Internal Revenue Code. Performance Awards shall be subject to such conditions and limitations as specified by the Committee; provided, however, that the amount of compensation payable upon the attainment of a Performance Objective shall not be increased at the discretion of the Committee. The Committee may, however, at its discretion, reduce or eliminate the amount of compensation payable upon the attainment of a Performance Objective.

As soon as practicable following certification of the achievement of Performance Objectives by the Committee which entitle a participant to the payment of a Performance Award, the award shall be paid in cash. A participant will not be granted Performance Awards for all of the Performance Periods commencing in a fiscal year that permit the participant in the aggregate to earn a cash payment in any fiscal year, in excess of $3,000,000.

The Board of Directors or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Annual Incentive Plan and the terms and provisions of any Performance Award theretofore awarded to any participant which has not been paid; provided, however, that without the approval of the stockholders, no such amendment or modification shall change the Eligible Executives or the Performance Goals set forth in the Annual Incentive Plan or increase the amount of compensation payable under the Annual Incentive Plan.

The Annual Incentive Plan became effective on October 2, 2003, subject to the approval of the stockholders at the Annual Meeting.

The amounts payable under the Annual Incentive Plan for 2003 which may be received by each of (a) the executive officers of the Company named in the Summary Compensation Table below and (b) the executive officers of the Company as a group, is not currently determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ANNUAL INCENTIVE PLAN.

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall management of the business of the Company. Members of the Board are kept informed of the Company's performance by various reports sent to them at regular intervals by management, as well as by operating and financial reports presented by management at Board meetings.

The Board has three committees with the principal functions described below. The Charters of each of these committees are posted on our website at www.thorindustries.com.

Audit Committee

The principal functions of the Audit Committee are to recommend engagement of the Company's independent public accountants and to maintain communications among the Board of Directors, such independent public accountants and the Company's internal accounting staff with respect to accounting and auditing procedures, the implementation of recommendations by such independent accountants, the adequacy of the Company's internal controls and related matters. During fiscal 2003, the Audit Committee had private meetings with the Chief Financial Officer, the internal audit manager and the outside audit partners. The Board of Directors has determined that Geoffrey A. Thompson, a member of the committee, is an "audit committee financial expert" as defined in
Section 407 of the Sarbanes-Oxley Act of 2002. A copy of the Audit Committee Charter is set forth in Appendix C to this Proxy Statement.

Compensation Committee

The principal functions of the Compensation Committee are to establish executive compensation policies and guiding principles; establish the compensation of the Chief Executive Officer and review and approve the compensation of the other executive officers; evaluate the design of compensation and benefit programs; and review all components of compensation for independent directors. The Compensation Committee also acts as administrator under the Company's 1999 Stock Option Plan, the Company's Restricted Stock Plan, the Company's Management Incentive Plan and the Company's Select Executive Incentive Plan. In its capacity as administrator of the 1999 Stock Option Plan and the Restricted Stock Plan, the Compensation Committee grants options and restricted stock, determines which employees and other individuals performing substantial service for the Company may be granted options and/or restricted stock, and determines the rights and limitations attendant to options and restricted stock granted under these plans. In its capacity as administrator under the Select Executive Incentive Plan, the Compensation Committee awards supplemental deferred compensation to eligible employees in amounts determined by the Compensation Committee. A copy of the Compensation Committee Charter is set forth in Appendix D to this Proxy Statement.

Nominating and Corporate Governance Committee

The principal functions of the Nominating and Corporate Governance Committee are to address all matters of corporate governance; evaluate qualifications and candidates for positions on the Board of Directors; evaluate the performance of the Chief Executive Officer and the Board of Directors; review succession plans and senior management performance; establish criteria for selecting new directors, nominees for Board membership and the positions of Chairman and Chief Executive Officer, and whether a director should be invited to stand for re-election. A copy of the Charter of the Nominating and Corporate Governance Committee is set forth in Appendix E to this Proxy Statement.

Membership of Committees

The following table summarizes the current membership of the Board of Directors and each of its committees.

                                                                                                     NOMINATING AND
                                                                                                        CORPORATE
                                                                                 COMPENSATION          GOVERNANCE
                                           BOARD           AUDIT COMMITTEE         COMMITTEE            COMMITTEE
                                       -------------       ---------------       ------------        --------------
Wade F. B. Thompson                      Chairman
Peter B. Orthwein                      Vice Chairman
Neil D. Chrisman                             X                    X
Alan Siegel                                  X                                         X                    X
Jan H. Suwinski                              X                  Chair
Geoffrey A. Thompson                         X                    X
William C. Tomson                            X                                         X                    X

The Board of Directors has affirmatively determined, by resolution of the Board of Directors as a whole, that the following directors have no direct or indirect material relationship with the Company and satisfy the requirements to be considered "independent" under the Company's Director Independence Standards which were adopted in accordance with the proposed rules of the New York Stock
Exchange: Messrs. Neil D. Chrisman, Alan Siegel, Jan H. Suwinski, Geoffrey A. Thompson and William C. Tomson. As a result, each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is comprised entirely of independent directors, as determined by the Board. A copy of the Company's Director Independence Standards is set forth in Appendix F to this Proxy Statement.

Board and Committee Meetings

The Board of Directors as a whole met or took action by unanimous written consent four times during fiscal 2003. The Audit Committee met in person or by telephone eight times during fiscal 2003. The Compensation Committee, which was formed in September 2002, met or took action by unanimous written consent two times during fiscal 2003. In September 2003, the functions of the former Stock Option Committee were transferred to the Compensation Committee and the Stock Option Committee was disbanded. The former Stock Option Committee met or took action by unanimous written consent two times during fiscal 2003. The Nominating and Corporate Governance Committee was formed in September 2003 and therefore took no action during fiscal 2003.

Each of the directors attended all meetings of the Board of Directors and the respective Board committees on which they served during fiscal 2003, except for Mr. Chrisman and Mr. Siegel, who each missed one meeting of the Board of Directors for medical or personal reasons.

OWNERSHIP OF COMMON STOCK

The following table sets forth information as of October 1, 2003 with respect to the beneficial ownership, as defined in Rule 13(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Company's Common Stock by
(i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table below; and (iv) all of such executive officers and directors of the Company as a group. As of October 1, 2003, there were 28,615,648 shares of Common Stock issued and outstanding.

                                                                        BENEFICIAL OWNERSHIP (1)
NAME AND ADDRESS OF BENEFICIAL OWNER                                        NUMBER OF SHARES                        PERCENT
------------------------------------                                        ----------------                        -------
Wade F. B. Thompson................................................          8,719,310                               30.5%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Peter B. Orthwein..................................................          1,355,600 (2)(3)                         4.7%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Walter L. Bennett..................................................             29,792 (4)                               *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Clare G. Wentworth.................................................             33,917 (5)                               *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Neil D. Chrisman...................................................             10,334 (6)                               *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Alan Siegel........................................................            601,012 (7)                            2.1%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Jan H. Suwinski....................................................             15,667 (8)                               *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Geoffrey A. Thompson...............................................                  0                                   *
419 West Pike Street
Jackson Center, Ohio  45334-0629

William C. Tomson..................................................             22,167 (9)                               *
419 West Pike Street
Jackson Center, Ohio  45334-0629

First Pacific Advisors, Inc........................................          1,927,100 (10)                           6.7%
11400 West Olympia Blvd.
Los Angeles, CA 90064

FMR Corp...........................................................          4,279,714 (11)                          15.0%
82 Devonshire Street
Boston, MA 02109

All directors and executive officers as a group (nine persons).....         10,787,799 (12)                          37.6%

---------------------
* less than 1%.

         (1) Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

         (2) Includes 28,600 shares owned by Mr. Orthwein's wife, 62,000 shares owned of record by a trust for the benefit of Mr. Orthwein's children, of which Mr. Orthwein is a trustee, 15,000 shares owned of record by a trust for the benefit of Mr. Orthwein's half brother, of which

                  Mr. Orthwein is a trustee, 72,300 shares of record owned by Mr. Orthwein's minor children for which Mrs. Orthwein acts as custodian and 160,000 shares owned of record by the Orthwein Investment Group D, L.P., in which Mr. Orthwein has a 0.51% economic interest but a 51% general partnership interest.

         (3) Does not include 48,200 shares owned of record by Mr. Orthwein's adult children, as to which Mr. Orthwein disclaims beneficial ownership.

         (4) Includes 11,250 non-vested restricted shares and options to acquire 12,667 shares under the 1999 Stock Option Plan.

         (5) Includes 6,250 non-vested restricted shares and options to acquire 10,001 shares under the 1999 Stock Option Plan.

         (6) Includes options to acquire 8,334 shares under the 1999 Stock Option Plan.

         (7) Includes (i) 294,312 shares owned of record by a trust for the benefit of Mr. Thompson's adult children, of which Mr. Siegel is sole trustee and (ii) 301,700 shares owned of record by a trust for the benefit of Mr. Orthwein's adult children, of which Mr. Siegel is co-trustee and as to which Mr. Siegel has shared voting power with Mr. Orthwein's brother. Mr. Siegel disclaims beneficial ownership of such shares. Also includes options to acquire 5,000 shares under the 1999 Stock Option Plan.

         (8) Includes options to acquire 10,667 shares under the 1999 Stock Option Plan.

         (9) Includes options to acquire 11,667 shares under the 1999 Stock Option Plan.

         (10) The number of shares shown for First Pacific Advisors, Inc. is based on a Schedule 13G filed on February 13, 2003.

         (11)     The number of shares shown for FMR Corp. is based on a
                  Schedule 13G filed on February 14, 2003.

         (12) Includes 58,336 shares issuable under stock options which are currently exercisable or will become exercisable within 60 days from October 1, 2003.

EXECUTIVE COMPENSATION

Information is furnished below concerning the compensation of the President and Chief Executive Officer and the three highest paid executive officers of the Company other than the President and Chief Executive Officer who earned more than $100,000 in salary and bonuses for the last three fiscal years (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                             ------------------------------
                                                                                        SECURITIES
                                                  ANNUAL                                ----------
                                               COMPENSATION                    INCENTIVE                          ALL OTHER
                                     ---------------------------------            STOCK         RESTRICTED      COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      SALARY        BONUS (1)       OPTIONS (#)(3)    STOCK ($)(4)        (2) (5)
---------------------------          ----      ------        ---------       --------------    ------------     ------------
Wade F. B. Thompson                  2003   $   271,584    $   830,000                -                   -     $          -
Chief Executive Officer              2002   $   271,584    $   730,000                -                   -     $    182,538
Chairman, President                  2001   $   284,878    $   320,000                -                   -     $    183,514
----------------------------------------------------------------------------------------------------------------------------

Peter B. Orthwein                    2003   $   101,032    $   660,000                -                   -     $          -
Vice Chairman, Treasurer             2002   $   101,032    $   500,000                -                   -     $     41,566
                                     2001   $   100,552    $   175,000                -                   -     $     41,118
----------------------------------------------------------------------------------------------------------------------------

Walter L. Bennett                    2003   $    91,032    $   665,000                -       $      32,630     $     23,583
Senior Vice President, Chief         2002   $    91,032    $   510,000           10,000       $     119,800     $     (6,693)
Financial Officer, Secretary         2001   $    90,552    $   312,000           20,000       $      15,285     $      4,172
----------------------------------------------------------------------------------------------------------------------------

Clare G. Wentworth                   2003   $    91,584    $   335,000                -       $      32,630     $     30,500
Former Senior Vice                   2002   $    91,584    $   504,000           10,000       $      25,875     $     (3,857)
President (6)                        2001   $    91,584    $   307,000           20,000       $      15,285     $      6,661
----------------------------------------------------------------------------------------------------------------------------

         (1) Messrs. Thompson's, Orthwein's, Bennett's and Wentworth's bonuses are discretionary and depend on the Company's profits.

         (2) The 2002 and 2001 amounts in this column for Messrs. Thompson and Orthwein represent payments made by the Company under a split-dollar life insurance arrangement effective March 18, 1993, under which the Company assisted Messrs. Thompson and Orthwein in purchasing whole life insurance on their lives and that of their wives. Under the arrangement Messrs. Thompson and Orthwein pay a portion of the premiums based upon certain Internal Revenue standards and the Company advances the balance of the premiums. The Company is entitled to repayment of the amounts it advances, without interest, upon the occurrence of certain events, including the buildup of the policy's cash surrender value or upon the payment of the death benefit under the policy. The Company did not make any further payments under such arrangement during fiscal 2003.

         (3) The 2001 option grants have been adjusted to reflect the Company's 2 for 1 stock split effective July 8, 2002.

         (4) The numbers in this column represent the value of restricted stock grants during fiscal years 2003, 2002 and 2001 calculated by multiplying the number of shares of restricted stock granted by the share price on the date of grant. As of July 31, 2003, Messrs. Bennett and Wentworth, respectively, held 13,125 and 8,125 shares of restricted stock which were granted under the Thor Industries, Inc. Restricted Stock Plan which had a total value of $577,238 and $357,338, respectively, at July 31, 2003. Each of Messrs. Bennett and Wentworth, as holders of restricted stock shares, are entitled to receive dividends and other distributions paid with respect to such shares while they are so restricted.

         (5) Messrs. Bennett and Wentworth were credited with supplemental deferred compensation earned under the Company's Select Executive Incentive Plan. The amounts credited to each executive shall vest and be payable six years after the effective date of such eligible executive's participation, provided, however, that the amount shall vest immediately upon death or age 65. The amounts shown in this column for each year represent the amount credited to each executive plus or minus the change in the value of such executive's account in the Select Executive Incentive Plan during that year.

         (6)      Mr. Wentworth retired from the Company effective August 1,
                  2003.

There were no options granted in fiscal 2003 to any of the Named Executive Officers and therefore the customary table setting forth information regarding such grants is not shown in this Proxy Statement.

The following table sets forth information regarding the exercise of options by the named executive officers during fiscal 2003. The table also shows the number and value of unexercised options held by these officers as of July 31, 2003.

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND OPTION VALUES AT JULY 31, 2003

                                                                 Number of Securities Underlying    Value of Unexercised In-the-
                                     Shares                          Unexercised Options at               Money Options at
                                   acquired on       Value               Fiscal Year End                   Fiscal Year End
         Name                       exercise       Realized         Exercisable/Unexercisable       Exercisable/Unexercisable (1)
         ----                       --------       --------         -------------------------       -----------------------------
Wade F. B. Thompson                      --      $         --             -- /     --                 $     -- / $        --
Peter B. Orthwein                        --      $         --             -- /     --                 $     -- / $        --
Walter L. Bennett                     4,000      $    101,000          6,001 / 13,333                 $151,520 / $   348,250
Clare G. Wentworth (2)                6,666      $    192,581          3,334 / 13,334                 $ 60,895 / $   348,284

         (1) Represents the market value of shares underlying "in-the-money" options on July 31, 2003 less the option exercise price. Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

         (2)      Mr. Wentworth retired from the Company effective August 1,
                  2003.

DIRECTOR COMPENSATION

Directors who are not employees of the Company are paid an annual retainer of $30,000, payable quarterly, plus expenses. Audit Committee members are paid an annual retainer of $10,000, plus expenses, except for the chair of the Audit Committee, who is paid an annual retainer of $16,000, plus expenses. Members of the Compensation Committee and the Nominating and Corporate Governance

Committee are each paid an annual retainer of $5,000, plus expenses. All such committee retainers are paid quarterly. In addition, non-employee directors are awarded non-incentive stock options from time to time under the Company's 1999 Stock Option Plan, including a grant of 5,000 options to each then incumbent non-employee director in July 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company consists of a corporate parent, Thor Industries, Inc., and several operating subsidiaries, including, Aero Coach, Inc., Airstream, Inc., Dutchmen Manufacturing, Inc., Four Winds International, Inc., Keystone RV Company, Komfort Corp., Thor America, Inc., Citair, Inc., Thor California, Inc., Champion Bus, Inc., ElDorado National California, Inc., and ElDorado National Kansas, Inc. The Compensation Committee believes that the Company has been successful in attracting and retaining management of its operating subsidiaries because of its policy of compensating management personnel based upon the profitability of such operating subsidiaries. The management of each operating subsidiary is provided with incentive based compensation consisting generally of 14% to 20% of their operating subsidiary's pre-tax profits in excess of targets established by the Company's Chief Executive Officer. The executive officers of the corporate parent, Thor Industries, Inc., Messrs. Thompson, Orthwein, Bennett and Bartus, receive low fixed salaries in addition to bonuses relating to profitability of the Company as a whole, which are reviewed and approved by the Compensation Committee. The Compensation Committee has reconsidered these arrangements and has concluded that it is in the best interest of the Company and its shareholders that such arrangements continue without any substantial change.

                                                      The Compensation Committee
                                                      Alan Siegel
                                                      William C. Tomson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Siegel and Tomson, neither of whom is an officer or employee of the Company.

CERTAIN RELATIONS AND TRANSACTIONS WITH MANAGEMENT

Messrs. Thompson and Orthwein own all the stock of Cash Flow Management, Inc. The Company pays Cash Flow Management a fee of $168,000 per annum, which is used to defray expenses, including the rent of offices used by Messrs. Thompson and Orthwein.

Alan Siegel, a director of the Company, is a share partner of Akin Gump Strauss Hauer & Feld, LLP, one of the law firms regularly employed by the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of July 31, 2003 about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees or members of the Board of Directors under all the Company's existing equity compensation plans, including the 1999 Stock Option Plan and the Thor Industries, Inc. Restricted Stock Plan.

                                                                                                    Number of securities
                                       Number of securities                                        remaining available for
                                           to be issued               Weighted-average              future issuance under
                                         upon exercise of             exercise price of           equity compensation plans
                                       outstanding options,         outstanding options,            (excluding securities
       Plan category                    warrants and rights          warrants and rights          reflected in column (a))
       -------------                    -------------------          -------------------          ------------------------
                                                (a)                          (b)                             (c)
Equity compensation plans
         approved by security
         holders....................          329,357                      $18.51                          524,668
Equity compensation plans
         not approved by
         security holders...........             0                           NA                            203,625
                                              -------                      ------                          -------
Total...............................          329,357                      $18.51                          728,293
                                              -------                      ------                          -------

1999 STOCK OPTION PLAN

The Thor Industries, Inc. 1999 Stock Option Plan (the "1999 Plan") was adopted by the Company's Board of Directors in July 1999 and by the Company's shareholders in September 1999. The purpose of the Plan is to enhance the ability of the Company and its subsidiaries to attract and retain employees and directors of outstanding ability and to provide employees and directors with an interest in the Company parallel to that of the Company's shareholders. The 1999 Plan is administered and managed by the Compensation Committee of the Board of Directors (the "Committee").

The Common Stock subject to the options granted under the 1999 Plan will be authorized by unissued shares of Common Stock of the Company, $0.10 value, or shares reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be acquired upon the grant of options under the 1999 Plan will not exceed 1,000,000, subject to adjustment in certain circumstances. If any option granted under the 1999 Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option shall again be available for grant under the 1999 Plan. Subject to adjustment, no employee may be granted an option to acquire more that 500,000 shares of Common Stock in any one year.

Employees and directors of the Company and its subsidiaries are eligible to receive grants of options under the 1999 Plan. Eligible participants may be granted both nonqualified stock options ("Nonqualified Stock Options") and "incentive stock options" ("ISOs" and, together with Nonqualified Stock Options, "Options"), provided that only employees of the Company and its subsidiaries may receive ISOs. The exercise price per share of the shares of Common Stock to be purchased pursuant to any Option shall be fixed by the Committee at the time such Option is granted. In no event shall the exercise price for ISOs be less that the fair market value of a share on the day on which the ISO is granted (110% of the fair market value in the case of an ISO granted to an employee owning stock with more that 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "10% Shareholder")). Subject to termination, the duration of each Option will be determined by the Committee, but may not exceed 10 years from the date of grant; provided, however, that in the case of ISOs granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant. An Option will be exercisable by the Option holder at such rate and times as may be determined by the Committee at or subsequent to the time of grant. Each Option may be exercised in whole or in part by giving written notice of exercise to the Company. Payment in full of the Option exercise price will be made upon delivery of such notice in cash or through additional methods, if any, prescribed by the Committee. Options are assignable or transferable only in limited circumstances.

Upon the occurrence of a Change in Control (as defined in the 1999 Plan), all Options will automatically become vested and exercisable in full and all restrictions or conditions, if any, on any Options will automatically lapse.

Under certain circumstances, in the event option holders engage in certain prohibitive behavior, options can be forfeited at the discretion of the Committee. In addition, any gains realized by option holders may have to be repaid under certain circumstances.

RESTRICTED STOCK PLAN

The Company has adopted the Thor Industries, Inc. Restricted Stock Plan (the "Stock Plan") effective September 29, 1997. The Stock Plan is administered by the Compensation Committee. The Stock Plan is intended to advance the interests of the Company, its stockholders, its subsidiaries and its affiliates by encouraging and enabling inside directors, officers and other employees to acquire and retain a proprietary interest in the Company by ownership of its stock.

The total number of shares available for grants under the Stock Plan may not exceed 300,000 subject to adjustment in certain circumstances and subject to increase by the Board of Directors. Subject to adjustment, no more than 100,000 shares may be granted in any one calendar year. If a grant, or any portion thereof, is forfeited, the forfeited shares will be made available again for grants under the Stock Plan. The Compensation Committee may, at any time and from time to time, make grants to such participants and in such amounts as it shall determine. Each grant shall be made pursuant to a written instrument which must be executed by the grantee in order to be effective. The Board of Directors may at any time suspend or terminate the Stock Plan or any portion thereof or may amend it from time to time in such respects as the Board may deem to be in the best interests of the Company.

No shares granted under the Stock Plan may be transferred by the recipient thereof until such shares have vested; such shares shall vest on the date specified by the Compensation Committee in the underlying written agreement pursuant to which the grant was made. Notwithstanding the foregoing, the shares of a recipient who has not previously forfeited any nonvested shares granted to him under the Stock Plan shall automatically vest upon the earliest of (x) the termination by the Company of the recipient other than for cause and (y) the recipient's death, disability or retirement. The Stock Plan contains non-competition and non-solicitation provisions which restrict recipients from competing with the Company. Non-compliance with such provisions will result in the forfeiture of non vested benefits.

During the applicable period of restriction, the recipient of shares under the Stock Plan is the record owner thereof and is entitled to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, if any such dividends or distributions are paid in shares of Company stock during an applicable period of restriction, the shares received shall be subject to the same restrictions as the shares with respect to which they were issued. Moreover, the Compensation Committee may provide in any written agreement pursuant to which the grant was made such other restrictions, terms and conditions as it may deem advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for the restricted shares.

SELECT EXECUTIVE INCENTIVE PLAN

The Company has adopted the Thor Industries, Inc. Select Executive Incentive Plan (the "Incentive Plan") effective September 29, 1997. The Incentive Plan is administered by an Administrative Committee chosen by the Board of Directors, which is currently the Compensation Committee. The purpose of the Incentive Plan is to provide its eligible executives with supplemental deferred compensation in addition to their current compensation. It is intended that the Incentive Plan shall constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees of the Company and its designated subsidiaries and affiliates.

The Compensation Committee will designate those employees of the Company (which may include employees of any subsidiary or affiliate thereof) who will be eligible executives under the Incentive Plan. For each year of participation, each eligible executive shall be credited with the amount(s), if any, determined by the Compensation Committee in its sole discretion. The amount(s) will be credited to an account maintained for each eligible executive, which will also be credited with earnings and losses as if the amounts were invested in specific investment funds selected by the Compensation Committee (or by the eligible executive if the Compensation Committee establishes a procedure permitting the eligible executive to credit his or her account with respect to the results of one or more of the index funds selected by the Compensation Committee). The Compensation Committee is not obligated to comply with the investment request of an eligible executive, and retains the sole discretion regarding the decision to credit earnings with regard to the results of the index funds selected by any eligible executive. The amount(s) credited to the account of an eligible executive shall vest and be payable six years after the effective date of such eligible executive's participation; provided, however, that the amounts vest immediately upon death or age 65. The Incentive Plan contains non-competition and non-solicitation provisions which prohibit eligible executives from competing with the Company within the United States or Canada during the term of such eligible executive's participation and for a period of eighteen months after termination of employment with the Company for any reason. Non-compliance with such provisions will result in a total forfeiture of vested benefits. The Company may establish a trust for payment of benefits under the Incentive Plan; such trust shall be a grantor trust for tax purposes. Payment of benefits will generally be made following termination of employment in one of the following forms: (a) lump sum; (b) substantially equal annual installments for five years;
(c) substantially equal installments for ten years; or (d) any other actuarially equivalent form approved by the Compensation Committee.

STOCK PRICE PERFORMANCE GRAPH

The performance graph set forth below compares the cumulative total stockholder returns on the Company's Common Stock (assumes $100 invested on July 31, 1998 and that all dividends are reinvested) against the cumulative total returns of the Standard and Poor Corporation's S&P 500 composites stock price index (S&P
500) and a "Peer Group" of companies selected by the Company whose primary business is recreation vehicles or mid-size buses for the five year period ended July 31, 2003. The peer group consists of the following companies: Coachmen Industries, Inc.; Fleetwood Enterprises, Inc.; Winnebago Industries, Inc.; Monaco Coach, Inc.; and Supreme Industries, Inc. The Company cautions that stock price performance noted below should not be considered indicative of potential future stock price performance. The Company changed its peer group in fiscal 2003 to include Monaco Coach, Inc. and remove Collins Industries, Inc.

                                PERFORMANCE GRAPH

                       THOR INDUSTRIES, INC. COMMON STOCK

SUMMARY OF TOTAL RETURN

                                             7/31/1998     7/30/1999    7/31/2000     7/31/2001     7/31/2002     7/31/2003
Thor Industries Inc                            100.00       118.11         94.64        139.05        244.00        355.76
Peer Group - Current Year                      100.00       145.61         82.32        175.83        226.01        211.18
Peer Group - Prior Year                        100.00       117.99         66.53        135.98        212.30        214.31
S&P 500 Composite Index                        100.00       118.56        127.68        108.08         81.35         88.37

REPORT OF THE AUDIT COMMITTEE

Working under the guidance of a written charter approved by the Board of Directors, the Audit Committee, which is comprised of Messrs. Neil D. Chrisman, Jan H. Suwinski and Geoffrey A. Thompson, is primarily responsible for assisting the Board in overseeing the Company's financial reporting process as well as the internal controls that management and the Board have established. (During the fiscal year ended July 31, 2003, the audit committee consisted of Messrs. Neil
D. Chrisman, Jan H. Suwinski and William C. Tomson.) The Board of Directors adopted a revised charter for the Audit Committee in September 2003, a copy of which may be found in Appendix C to this Proxy Statement.

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

During the past fiscal year, the Audit Committee met in person or by telephone eight times and met in separate executive sessions with the Company's Chief Financial Officer, the Company's senior internal auditing executive and the independent auditing partner for the Company. The Audit Committee also met privately on a quarterly basis.

In carrying out its duties, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended July 31, 2003 with the Company's management and Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent auditors. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche its independence from the Company and its management. Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2003.

The Board of Directors has affirmatively determined that each of the members of the Audit Committee is "independent" as defined under the proposed rules of the New York Stock Exchange.

                                           The Audit Committee (for fiscal 2003)
                                           Neil D. Chrisman
                                           Jan H. Suwinski
                                           William C. Tomson

INDEPENDENT AUDITOR FEES

The following table represents aggregate fees billed to the Company for fiscal 2003 by Deloitte & Touche, the Company's principal accounting firm. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

                                           Fiscal 2003               Fiscal 2002
                                           ------------              ------------
Audit Fees......................           $    535,834              $    516,450
Audit-Related Fees..............                 86,157                   160,100
                                           ------------              ------------
     Subtotal...................                621,991                   676,550
                                           ------------              ------------
Tax Fees........................                946,293                 1,507,732
All Other Fees..................                 43,410                   286,912
                                           ------------              ------------
Total Fees......................           $  1,611,694              $  2,471,194
                                           ============              ============

Audit Fees. Represents fees for professional services provided for the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees. Represents fees for assurance services related to the audit of the Company's financial statements. The amount shown for 2003 consists of fees for benefit plan audits and services related to future compliance with the provisions of the Sarbanes-Oxley Act of 2002. The amount shown for 2002 consists primarily of fees for benefit plan audits and fees for audit services related to the Company's acquisition of Keystone RV Company.

Tax Fees. Represents fees for professional services related to taxes including the preparation of domestic and international returns, tax examinations assistance and tax planning.

All Other Fees. Represents fees for products and services provided to the Company not otherwise included in the categories above. The amount shown for 2003 consists of fees for benefit plan tax consultation. The amount shown for 2002 consists of fees of $6,485 for benefit plan tax consultation and fees of $280,427 for forensic services relating to a lawsuit.

The Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of Deloitte & Touche.

In 2003, the Audit Committee adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services Deloitte & Touche, the Company's independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee, except that the Company may, without such pre-approval, spend an amount on non-audit services of not more than 5% of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are performed. The Audit Committee approved all audit and non-audit services provided by Deloitte & Touche during fiscal 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of the Company's securities with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, or written representations that no such filings were required, the Company believes that all filing requirements were satisfied by each of the Company's officers, directors and ten percent (10%) stockholders for fiscal 2003.

STOCKHOLDER PROPOSALS

Proposals by stockholders that are intended to be presented at the 2004 annual meeting must be received by the Company on or before July 3, 2004 to be included in the proxy statement and form of proxy for the 2004 annual meeting.

Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which is not received on or before September 16, 2004 will be considered untimely. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with applicable requirements.

OTHER MATTERS

Management knows of no other matters that will be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

                                             By Order of the Board of Directors,

                                             WALTER L. BENNETT

                                   [THOR LOGO]
     419 West Pike Street o Jackson Center, Ohio 45334-0629 o (937) 596-6849

                                   APPENDIX A

                        TEXT OF PROPOSED AMENDMENT TO THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                              THOR INDUSTRIES, INC.

         FOURTH: the total number of shares of stock which the Corporation shall have authority to issue is two hundred fifty-one million (251,000,000) shares, consisting of two hundred fifty million (250,000,000) shares of Common Stock, par value ten cents ($0.10) each, and one million (1,000,000) shares of Preferred Stock, par value ten cents ($0.10) each, which may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix, by resolution or resolutions providing for the issue of any such series, the voting powers, if any, and the designation, preferences and rights of the shares in such series, and the qualification, limitations or restrictions thereof, including, but not limited to, the following:

         (a) the number of shares constituting that series and the distinctive designation thereof;

         (b) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) the voting rights, if any, of shares of that series in addition to the voting rights provided by law, and the terms of such voting rights;

         (d) the terms and conditions of the conversion privileges, if any, of shares of that series, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) the terms and conditions of redemption if shares of that series shall be redeemable, including the date or dates on or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) the terms and amount of any sinking fund for the redemption or purchase of shares of that series, if any;

         (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (h) any other relative rights, preferences and limitations of that series.

         Dividends on outstanding Preferred Stock shall be declared and paid, or set apart for payment, before any dividend shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

                                   APPENDIX B

                   THOR INDUSTRIES, INC. ANNUAL INCENTIVE PLAN

         1. Purposes. The purposes of the Thor Industries, Inc. Annual Incentive Plan (the "Plan") are to provide an incentive to executive officers and other key employees of Thor Industries, Inc. (the "Company") and its subsidiaries to contribute to the growth, profitability and increased shareholder value of the Company, to retain such executives and endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the "Code"). Each executive officer of the Company and its subsidiaries, and such other key employees of the Company and its subsidiaries, selected by the Committee shall be eligible to receive awards ("Performance Awards") under the Plan ("Eligible Executives").

         2. Administration of Plan. The Plan shall be administered by a committee comprised of at least two members of the Board of Directors of the Company (the "Board") who qualify as "outside directors" within the meaning of
Section 162(m) of the Code (the "Committee"). The Committee shall make all determinations under the Plan and may establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make such determinations and interpretations and to take such steps in connection with the Plan or the awards granted thereunder as it deems necessary or advisable. All actions by the Committee under the Plan shall be final and binding on all persons. The Committee shall determine which Eligible Executives, if any, will become participants in the Plan ("Participants").

         3. Performance Awards. The Committee is authorized to grant Performance Awards pursuant to this Section 3. A Performance Award shall represent the conditional right of a Participant to receive a cash award following the completion of a Performance Period (as defined below) based upon performance in respect of one or more of the Performance Goals (as defined below) during the Performance Period. For purposes of the Plan, "Performance Period" shall mean the fiscal year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant's entitlement to receive payment of a Performance Award. Performance goals ("Performance Goals") shall mean or may be expressed in terms of any of the following business criteria: revenue, earnings before taxes, funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, cash and/or cash equivalents available for operations, net earnings, earnings per share, return on equity, return on assets, return on invested capital, share price performance, improvements in the Company's attainment of expense levels, implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, or progress relating to research and development. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. The Committee shall establish performance objectives ("Performance Objective") for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed. Performance Awards shall be subject to such conditions, including risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the Committee; provided, however, that the amount of compensation payable upon the attainment of a Performance Objective shall not be increased at the discretion of the Committee. The Committee may, however, at its discretion, reduce or eliminate the amount of compensation payable upon the attainment of a Performance Objective.

         4. Certification and Timing of Payment. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Performance Awards shall not be paid until the Committee has made the certification specified under this Section 4. Any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination made pursuant to this Section 4.

         5. Maximum Amount Payable per Participant. A Participant shall not be granted Performance Awards for all of the Performance Periods commencing in a fiscal year that permit the Participant in the aggregate to earn a cash payment in any fiscal year in excess of $3,000,000.

         6. Changes to the Plan and Performance Awards/Discontinuance of Plan. Notwithstanding anything herein to the contrary, the Board or the Committee, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Performance Award theretofore granted to any Participant which has not been paid; provided, however, that without the approval of the stockholders, no such amendment or modification shall change the Eligible Executives or the Performance Goals set forth in the Plan or increase the amount of compensation payable under the Plan. The Plan and all Performance Awards issued hereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan.

         7. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Performance Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

         8. Effective Date. The Plan is effective on October 2, 2003 (the "Effective Date"), subject to subsequent approval thereof by the Company's stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 6 hereof. If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect. Unless the Company determines to submit Section 4 of the Plan and the definition of "Performance Goal" to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of
Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made under the Plan after the date of such annual meeting.

                                   APPENDIX C

                             AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee is established by and among the Board of Directors for the primary purpose of assisting the board in:

         - overseeing the quality and integrity of the Company's financial statements,

         - overseeing the Company's compliance with legal and regulatory requirements,

         - overseeing the independent auditor's qualifications and independence,

         - overseeing the performance of the company's internal audit function and independent auditor, and

         - overseeing the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

Consistent with this function, the Audit Committee should foster adherence to:
Company policies, procedures, and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the Audit Committee chooses to engage.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a "financial expert" in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1. Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate.

2. Review and discuss with management the Company's annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302, 906, and 404) and relevant reports rendered by the independent auditors (or summaries thereof).

3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

4. Review earnings press releases with management, including review of "pro-forma" or "adjusted" non-GAAP information.

5. Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

6. Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management's response.

Independent Auditors

7. Appoint, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

8. Review with the independent auditor any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report; and hold timely discussions with the independent auditors regarding the following:

         -        all critical accounting policies and practices;

         - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

         - other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

         - an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

9. At least annually, obtain and review a report by the independent auditor describing:

         -        the firm's internal quality control procedures;

         - any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

         - an assessment of the auditor's independence and all relationships between the independent auditor and the Company.

10. Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

11. Establish Company hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

Financial Reporting Processes and Accounting Policies

12. In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls). Meet with management on a periodic basis to discuss any matters of concern arising from the quarterly process used for Sarbanes-Oxley Act of 2002
Section 302 certifications.

13. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material, control deficiencies.

14. Review analyses prepared by management (and the independent auditor as noted in item 8 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

15. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

16. Review and approve all related party transactions.

17. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

18. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

19. Review and advise on the selection and/or removal of the internal audit director.

20. Review activities, organizational structure, and qualifications of the internal audit function.

21. Annually, review and recommend changes (if any) to the internal audit charter.

22. Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function's work.

Ethical Compliance, Legal Compliance, and Risk Management

23. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

24. Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

25. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

26. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

27. Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company's major financial and accounting risk exposures and the steps management has undertaken to control them.

Other Responsibilities

28. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

29. Prepare the report that the SEC requires be included in the Company's annual proxy statement.

30. Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities outlined herein.

31. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Audit Committee and approved by the Board of Directors on September 26, 2003.

                                   APPENDIX D

                         COMPENSATION COMMITTEE CHARTER

     CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THOR
                                INDUSTRIES, INC.

             AS ADOPTED BY THE BOARD OF DIRECTORS ON OCTOBER 2, 2003

I. Purpose and Authority

The Compensation Committee (the "Committee") of the Board of Directors of Thor Industries, Inc. (the "Company") is appointed by the Board of Directors (the "Board") to discharge the Board's responsibilities with respect to all forms of compensation of the Company's executive officers, to administer the Company's equity incentive plans for employees and to produce an annual report on executive compensation for use in the Company's proxy statement. This Charter sets forth the authority and responsibility of the Committee for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company, and for administering the Company's equity incentive plans for employees whether adopted prior to or after the date of adoption of this charter (the "Stock Plans").

II. Membership

The Committee will consist of two or more members, with the exact number being determined by the Board. Each of the members of the Committee will be (i) an "independent director" as defined under the rules of the New York Stock Exchange, as they may be amended from time to time (the "Rules"), except as may otherwise be permitted by such Rules and (ii) a "Non-Employee Director," as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If any such person does not qualify as an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3) at the time that the Committee is granting "qualified performance-based compensation" within the meaning of Treasury Regulation 1.162-27(e)(2), such person shall recuse himself or herself from considering any compensation arrangements for which the Company will seek to so qualify. In such event, the Board shall appoint one or more "outside directors" to the Committee such that it is comprised solely of two or more "outside directors" in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.

The Board will select members of the Committee who will be approved by a majority vote of the Board. Committee members will serve during their respective term as a director, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

III. Duties and Responsibilities

The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

         1. The Committee will have the sole authority to determine the form and amount of compensation to be paid or awarded to the Chief Executive Officer ("CEO") and other executive officers of the Company.

         2. The Committee will annually review and approve the corporate goals and objectives relevant to CEO compensation and evaluate the CEO's performance in light of these goals and objectives. Based on this evaluation, the Committee will make and annually review decisions respecting (i) salary paid to the CEO, (ii) the grant of all cash-based bonuses and equity compensation to the CEO, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO, (iv) any CEO severance or change in control arrangement, and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the CEO's compensation, the Committee will consider, among other things: the Company's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the Company's CEO in prior years.

         3. The Committee will annually review and approve the corporate goals and objectives relevant to executive officers' compensation. In light of these goals and objectives, the Committee will annually review the proposals of the CEO respecting (i) salary paid to the executive officers, (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers, (iv) executive officers' severance or change in control arrangement, and (v) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the executive officer's compensation, the Committee will consider the same factors pertaining to such compensation that it considers for that element of the CEO's compensation.

         4. The Committee will periodically review with the CEO and make recommendations to the Board with respect to adoption and approval of, or amendments to, all equity-based incentive compensation plans and arrangements for employees, and the shares and amounts reserved thereunder. The Committee will also periodically review and make recommendations to the Board with respect to adoption and approval of, and amendments to, all cash based incentive plans for senior executives.

         5. The Committee will: (i) approve grants of stock, stock options or stock purchase rights to employees eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. Pursuant to Section 157 of the Delaware General Corporation Law, the Committee may delegate to the Company's CEO the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that such grants are within the limits established by Section 157 and by resolution of the Board of Directors.

         6. The Committee will periodically review the Company's policies and procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer

             (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

         7. The Committee will exercise the powers of the Directors and perform such duties and responsibilities as may be assigned to a "committee", this Committee or the Board under the terms of any incentive-compensation, equity-based, deferred compensation, or other plan in the Company's executive benefit program.

         8. The Committee will prepare an annual report on executive compensation to the Company's stockholders for inclusion in the proxy statement for the Company's annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

         9.  The Committee will make regular reports to the Board.

         10. The Committee will review this Charter annually and recommend to the Board any changes it determines are appropriate.

         11. The Committee will at least annually review its performance and submit a report on its performance to the Board.

         12. The Committee will have the sole authority and right, as and when it shall determine to be necessary or appropriate to the functions of the Committee, at the expense of the Company, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

         13. The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any exchange or market on which the Company's capital stock is traded, and perform other activities that are consistent with this charter, the Company's certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

IV. Meetings

Meetings of the Committee will be held from time to time, in response to the needs of the Board or as otherwise determined by the Chairman of such Committee, and the Committee shall provide reports to the Board. In lieu of a meeting, the Committee may also act by unanimous written consent resolution.

V. Minutes

The Committee will maintain written minutes of its meetings, and will file such minutes with the books and records of the Company.

                                   APPENDIX E

              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

  CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF
                       DIRECTORS OF THOR INDUSTRIES, INC.

             AS ADOPTED BY THE BOARD OF DIRECTORS ON OCTOBER 2, 2003

I. Purpose of the Committee

The purposes of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Thor Industries, Inc. (the "Company") shall be to recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, compensation, procedures and committees; to develop and recommend to the Board a set of corporate governance principles applicable to the Company; and to oversee the evaluation of the Board. The Committee shall report to the Board on a regular basis and not less than once per year.

II. Composition of the Committee

The Committee shall be comprised of two or more directors each of whom has been determined, in the business judgment of the Board, to qualify as an independent director ("Independent Directors") under (a) the rules of the New York Stock Exchange (the "NYSE Rules") and (b) the Company's Corporate Governance Guidelines.

III. Meetings and Procedures of the Committee

The Committee may fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least two times annually or more frequently as circumstances or such rules of procedure as it may adopt require. The Board may designate one member of the Committee as its Chairperson.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a summary description of actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. Committee Responsibilities

A. Board Candidates and Nominees

The Committee shall have the following goals and responsibilities with respect to Board candidates and nominees:

         (a) To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations shall be consistent with the Board's criteria for selecting new directors. Such criteria shall include the possession of such knowledge, experience, skills, expertise and diversity as may enhance the Board's ability to manage and direct the affairs and business of the Company, including, when applicable, as may enhance the ability of committees of the Board to fulfill their duties. The Committee shall also take into account, as applicable, the satisfaction of any independence requirements imposed by law, regulation, the NYSE Rules, and the Company's Corporate Governance Guidelines. Any new candidate proposed by the Committee for election to the Board shall be discussed with and receive concurrence from the whole Board prior to the Chairman of the Board extending a formal invitation to the candidate to join the Board.

         (b) To establish procedures for evaluating the suitability of potential director nominees proposed by the directors, management or shareholders.

         (c) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B. Board Composition and Compensation

The Committee shall have the following goals and responsibilities with respect to the composition and procedures of the Board as a whole:

         (a) To review annually with the Board the size and composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board (i) reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and (ii) contains at least the minimum number of Independent Directors required by the NYSE Rules or such greater number or percentage of Independent Directors as the Committee may, from time to time, recommend to the Board.

         (b) To make recommendations on the frequency and structure of Board meetings.

         (c) To review, on an annual basis the level and form of non-employee Director compensation and recommend to the Chairman of the Board any changes the Committee considers appropriate.

         (d) To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance principle.

C. Board Committees

The following shall be the goals and responsibilities of the Committee with respect to the committee structure of the Board:

         (a) To make recommendations to the Board, in consultation with the Chairman of the Board, regarding the size, composition and chair, if any, of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a standing committee, including the Committee, and to recommend to the Board individual directors to fill any vacancy that might occur on a committee, including the Committee.

         (b) To monitor the functioning of the standing committees of the Board and to make recommendations for any changes, including the creation and elimination of any standing or special committees.

         (c) To review annually standing committee assignments and the policy with respect to the rotation of standing committee memberships and/or chairpersonships, and to report any recommendations to the Board.

D. Corporate Governance

The following shall be the goals and responsibilities of the Committee with respect to corporate governance:

         (a) To develop and recommend to the Board a set of corporate governance principles for the Company, which shall be consistent with any applicable laws, regulations and listing standards. At a minimum, the corporate governance principles developed and recommended by the Committee shall address the following:

                  (i) Director qualification standards. The Committee shall establish director qualification standards; and such standards must reflect at a minimum the independence requirements of the NYSE Rules. The Committee shall also develop policies regarding director tenure, retirement and succession, and may consider whether it is in the best interest of the Company to limit the number of corporate boards on which a director may serve.

                  (ii) Director responsibilities.

                  (iii) Director access to management and, as necessary and appropriate, independent advisors.

                  (iv) Director compensation, including principles for determining the form and amount of director compensation, and for reviewing those principles at least annually.

                  (v) Director orientation and continuing education.

                  (vi) Management succession, including policies and principles for the selection and performance review of the Chief Executive Officer, as well as policies regarding succession of the Chief Executive Officer in the event of his or her death or retirement.

         (b) To review periodically, and at least annually, the corporate governance principles adopted by the Board to assure that they are appropriate for the Company, and to recommend any desirable changes therein to the Board. In formulating its recommendations pursuant to this Charter, the Committee shall work closely with the Chairman of the Board of the Company.

E. Evaluation of the Board

The Committee shall be responsible for overseeing the annual evaluation of the Board as a whole. The Committee shall establish procedures to allow it to exercise this oversight function.

V. Evaluation of the Committee

The Committee shall on an annual basis evaluate its performance, which evaluation should among other things: (i) compare its performance with the requirements of this charter, (ii) evaluate its performance against its goals and objectives for the previous year, and (iii) set forth its goals and objectives for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's charter. The Committee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for it to complete its work in a thorough and thoughtful manner.

The Committee shall report the results of its evaluation to the Board, including any recommended amendments to this Charter and any recommended changes to the Company's or the Board's policies or procedures.

VI. Investigations and Studies; Outside Advisors

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company.

                                   APPENDIX F

                         DIRECTOR INDEPENDENCE STANDARDS

 AS ADOPTED BY THE BOARD OF DIRECTORS OF THOR INDUSTRIES, INC. ON SEPTEMBER 26,
                                      2003

A director will not be considered independent if, within the preceding five years:

         - The director receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

         - The director is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

         - The director is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee.

         - The director is an executive officer, partner or an employee, or who has an immediate family member that is an executive officer, partner or employee, of another company (A) that accounts for at least 2% or $1 million, whichever is greater, of the Company's consolidated gross revenues, or (B) for which the Company accounts for at least 2% or $1 million, whichever is greater, of such other company's consolidated gross revenues.

For relationships not covered by the guidelines above, or for relationships that are covered, but as to which the Board believes a director may nonetheless be independent, the determination of independence shall be made by the directors who satisfy the NYSE independence rules and the guidelines set forth above. However, any determination of independence for a director who does not meet these standards must be specifically explained in the Company's proxy statement for a meeting of shareholders at which directors are to be elected.

PROXY                                                                      PROXY

                             THOR INDUSTRIES, INC.
                ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 9, 2003

         The undersigned stockholder of Thor Industries, Inc. hereby appoints WADE F. B. THOMPSON and PETER B. ORTHWEIN or each of them, with power of substitution and revocation to each, as proxies to appear and vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on December 9, 2003 and any adjournments thereof, hereby revoking any proxy heretofore given, notice of which meeting and related proxy statement have been received by the undersigned.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

________________________________________________________________________________

                             THOR INDUSTRIES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND SHALL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS #1, #2, AND #3.

1. Election of Directors (Class C term expires 2006):                  For    Withhold    For All
   Nominees:                                                           All    All         Except Nominee(s) Written Below.
   01 Neil D. Chrisman            02 Alan Siegel                       [ ]    [ ]         [ ] ____________________________________
   03 Geoffrey A. Thompson

2. Amendment to the Company's Certificate of Incorporation             For    Against     Abstain
   to increase the authorized number of shares of Common               [ ]    [ ]         [ ]
   Stock from 40,000,000 to 250,000,000.

3. Approval of Thor Industries, Inc. Annual Incentive                  For    Against     Abstain
   Plan.                                                               [ ]    [ ]         [ ]

4. In their discretion, upon the transaction of such other business as may come before the meeting.

___________________________________    Dated _____________________________, 2003

                                       Signature(s) ____________________________
THIS SPACE RESERVED FOR ADDRESSING
      (key lines do not print)         _________________________________________
                                       (Stockholder(s) should sign here exactly as name appears hereon.)

___________________________________

________________________________________________________________________________
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.